Exhibit 10.1

Beacon Roofing Supply, Inc.
Office of the General Counsel
Beacon Roofing Supply, Inc.	6701 Democracy Blvd. Suite 200
Bethesda, MD 20817
Tel. 301-272-2124
Fax. 301-656-3212

June 11, 2019

CD&R Boulder Holdings, L.P.

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue, 18th Floor

New York, New York 10152

Attn: Nathan K. Sleeper, JL Zrebiec

Fax: (212) 407-5252

Email: nsleeper@cdr-inc.com, jzrebiec@cdr-inc.com

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Paul S. Bird; Uri Herzberg

Email: psbird@debevoise.com; uherzberg@debevoise.com

Re:Amendment and Restatement of Section 2(a) of the Registration Rights Agreement Dear Nate:

Reference is hereby made to that certain Registration Rights Agreement (as amended, supplemented or otherwise modified from time to time, the “Agreement”), dated as of January 2, 2018, by and among Beacon Roofing Supply, Inc., a Delaware corporation (the “Company”), CD&R Boulder Holdings, L.P., a Cayman Islands exempted limited partnership (“CD&R Investor”), and, any Person who becomes a party thereto pursuant to Section 8(d) of the Agreement (each such party and CD&R Investor, a “CD&R Stockholder” and collectively, the “CD&R Stockholders”). Capitalized terms used herein without definition shall have the meanings given to them in the Agreement.

The undersigned CD&R Investor does hereby represent and warrant to the Company that, as of the date hereof, it has not transferred, assigned or otherwise disposed of any shares of Preferred Stock or Common Stock and is the sole CD&R Stockholder and sole holder of Registrable Securities under the Agreement.

Amendment and Restatement of Section 2(a) of the Agreement

This letter agreement evidences the agreement of the sole CD&R Stockholder and the Company, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually agreed, to amend and restate, in accordance with Section 8(c) of the Agreement, Section 2(a) of the Agreement in its entirety as follows:

“(a) Shelf Registration. At any time after the expiration of the Lock-Up Period, the CD&R Stockholders may deliver a written request to the Company that the Company file with the SEC a registration statement on Form S-3 or any comparable or successor form or forms or any similar short-form registration constituting a “shelf” registration statement providing for the registration of, and the sale by the CD&R Stockholders on a continuous or delayed basis of, all of the Registrable Securities, pursuant to Rule 415 or otherwise (a “Shelf Registration Statement”). The Company shall file with the SEC a Shelf Registration Statement within forty-five (45) days after receipt by the Company of such written request of the CD&R Stockholders and thereafter use its reasonable best efforts to cause to be declared effective such Shelf Registration Statement.”

I. Miscellaneous

Except as amended by this letter agreement, all other terms and provisions of the Agreement shall remain in full force and effect.

The terms of this letter agreement are irrevocable and shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. This letter agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

This letter agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and may be amended or modified only in a written instrument executed by the parties hereto. In the event that any provision of this letter agreement is deemed invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this letter agreement will not in any way be affected or impaired thereby. For the convenience of the parties, this letter agreement may be executed by PDF, facsimile and in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one agreement binding on the parties hereto.

[Signatures follow on next page]

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have signed this letter agreement as of the day and year first above written.

Very truly yours,

BEACON ROOFING SUPPLY, INC.

By:	/s/ Ross Cooper
Name: Ross Cooper
Title: Executive Vice President, and General Counsel

Acknowledged and Agreed:

CD&R BOULDER HOLDINGS, L.P.
By: CD&R Investment Associates IX,
Ltd., its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary